UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 19, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Boulevard,	Suite 2100,	Dallas,	Texas	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 8.01.	Other Events.
Risk Factors and Business Description Update
Applied Digital Corporation (the “Company”) is filing this Current Report on Form 8-K to update and supplement the description of the Company’s business and risk factors contained in its previous filings with the Securities and Exchange Commission (the “SEC”) as set forth below. Unless otherwise indicated, references to “we,” “us,” “our,” or “Company” in this report mean Applied Digital Corporation and its subsidiaries.
BUSINESS
General
We are a United States designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and Cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain data center hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well-positioned to capitalize on the increasing demand for data center services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on the Nasdaq Global Select Market (“Nasdaq”) on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates data centers, providing energized space to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of whom have entered into contracts ranging from three to five years. We began generating revenue in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
1.Jamestown, North Dakota: 106 MW facility.
2.Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Datacenter Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services Business
We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (ML), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to utilize a blend of third-party colocation and our own HPC data centers to deliver Cloud services to our customers. In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.
We currently rely on a few major suppliers for our NVIDIA Corp. (“NVIDIA”) products in this business segment: Super Micro Computer Inc. (“Super Micro”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s Cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for data centers as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for data center operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale AI through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Applied Digital Cloud’s infrastructure. In addition, we have supply agreements with Dell for delivery of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Applied Digital Cloud secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By May 31, 2024, the Company had received and deployed a total of 6,144 GPUs; 4,096 GPUs were actively recognizing revenue and 2,048 GPUs were pending customer acceptance to start revenue recognition. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.

HPC Hosting Business
Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC data center in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this data center in 2024 and designing and developing additional HPC data center sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Competition
As a company operating data centers, we face significant competition from various cloud competitors and data center providers in the United States. Our primary competitors in the cloud services market are Cloud Service Providers, such as Coreweave, Crusoe Energy, and Lambda Labs. Additionally, we compete with several prominent data center providers, including Digital Realty, Equinix, Inc., NTT, and various private operators in the U.S. These competitors own or operate properties similar to our data centers. Within our Datacenter Hosting Business, we compete against Core Scientific, Bitdeer Technologies Group, and Riot Platforms, amongst other private operators. As we navigate this competitive landscape, we strive to innovate and differentiate our services to attract and retain customers.
Many of our competitors offer more locations in more markets worldwide and have well-established international operations. There are also opportunities to consolidate smaller operators. Many of our competitors may have significant advantages over us, including greater name recognition, longer operating histories and higher operating margins, pre-existing relationships with current or potential customers, the capacity to provide the same or additional products and services at a lower cost, more significant marketing budgets and other financial and operational resources, more robust internal controls and systems, and better established, more extensive scale and lower cost suppliers and supplier relationships.
We face significant competition from our competitors, and we expect such competition to continue to increase, which could significantly harm our business, financial condition, and results of operations. If we cannot compete successfully against our current and future competitors, we may not be able to retain and grow our customer base, and our business and prospects may be harmed.
Additionally, we face competition from blockchain miners such as Core Scientific, Bitdeer Technologies Group, and Riot Platforms. These companies have advantages over us, such as greater access to capital, more specialized equipment, or cheaper sources of power, which could allow them to offer more competitive prices for hosting services.
Industry Trends
We believe the data center industry is poised for significant growth, driven by the rapid adoption of digital technologies across all sectors. As businesses prioritize digital transformation, the demand for data center infrastructure is expected to increase substantially. Companies require robust, reliable, and scalable solutions to process, analyze, and store vast amounts of data in real-time, and data centers play a crucial role in meeting these needs.
Cloud adoption, particularly hybrid cloud solutions, drives data center demand significantly. Hybrid cloud infrastructure offers businesses the flexibility to scale their IT resources while maintaining the security and privacy of sensitive data. As more companies migrate their applications and data to the cloud, data center capacity requirements will continue to grow.
Edge computing is another key trend shaping the data center industry. The proliferation of Internet devices and the need for real-time data processing are driving the deployment of data centers closer to the network edge. This approach reduces latency, improves application performance, and optimizes IT infrastructure costs and complexity.
Sustainability and energy efficiency are increasingly important considerations in the data center industry. Companies are investing in renewable energy sources, such as solar and wind power, and implementing advanced cooling and power management technologies to reduce their environmental impact and operating costs.

The AI market has experienced significant growth and development in recent years, with the rapid advancement of machine learning, natural language processing, and computer vision. The global AI market is expected to reach $500 billion by 2024, driven by increasing adoption across various industries, including healthcare, finance, transportation, and manufacturing. However, the AI landscape is also facing challenges and uncertainties. Developing more advanced AI systems, such as large language models and generative AI, has raised concerns about potential misuse, bias, and the displacement of human workers. Companies operating in AI are under increasing pressure to address these issues and ensure the responsible development and deployment of their technologies.
We believe the data center industry is well-positioned to support the growing digital economy. Providers offering comprehensive power, space, and connectivity solutions globally while prioritizing sustainability and energy efficiency will be best positioned to capitalize on the increasing demand for data center services.
Materials & Suppliers
Maintaining key supplier relationships is crucial to our business operations, as we rely on partnerships, such as Dell, HPE, NVIDIA, and Super Micro, to secure essential computing hardware, infrastructure components, and other materials. The complexity of developing HPC and AI hardware at scale limits the number of suppliers capable of meeting our requirements. Consequently, we have established purchase orders with leading hardware manufacturers, which include extended delivery schedules spanning several months before the hardware is delivered to our facilities. These fluctuations in delivery timelines necessitate careful planning and advanced purchasing strategies to ensure we can acquire hardware well before their anticipated deployment.
Developing the HPC Ellendale Facility demands significant electrical infrastructure components and construction raw materials. We proactively procure these materials from our suppliers in sufficient quantities to facilitate hardware deployment at scale and on accelerated timelines. To mitigate potential supply chain disruptions and ensure the smooth operation of our facilities, we have established long-term contracts and agreements with key suppliers. These arrangements give us greater certainty regarding the availability and pricing of essential components and materials. Furthermore, we continuously monitor market trends and maintain open lines of communication with our suppliers to anticipate and address potential supply chain challenges.
By proactively managing our supplier relationships, securing necessary materials in advance, and closely monitoring market conditions, we aim to minimize the impact of supply chain fluctuations on our operations. This approach enables us to maintain a steady pace of hardware deployments and facility development, ultimately supporting our goal of expanding our HPC and AI capabilities and maximizing shareholder value. However, we rely on a limited number of vendors for certain products and services for our data center facilities, and some of our contracts provide a single source of materials. If any of our key suppliers could not perform under their contracts or satisfy our orders, it could significantly delay our data center development and operations. While we may be able to engage replacement suppliers, this would likely lead to operational delays and increased costs.
Global Logistics
Global supply logistics have caused delays across all distribution channels, impacting the HPC and AI markets. Delivery schedules for specialized equipment, such as high-performance computing systems, AI hardware, and necessary infrastructure components, have been affected due to constraints on globalized supply chains. These constraints extend to procuring construction materials and specialized electricity distribution equipment required to develop HPC and AI facilities. Efforts to mitigate delivery delays are ongoing to avoid materially impacting deployment schedules; however, there are no assurances that such mitigation efforts will continue to be successful. To help address global supply logistics and pricing concerns, we have implemented proactive measures such as procuring and holding required materials. We continuously monitor developments in the global supply chain which is necessary to assess their potential impact on the Company’s expansion plans within the HPC and AI markets.
Regulatory
The regulatory landscape surrounding HPC, AI, and blockchain hosting services is evolving rapidly, and we anticipate increased scrutiny and potential regulation in the near and long term. These developments may significantly impact our business and operations in ways that are difficult to predict.

In the realm of AI, there are growing concerns about the ethical implications and potential misuse of these technologies. Governments and regulatory bodies are considering measures to ensure the responsible development and deployment of AI systems, including transparency, accountability, and fairness guidelines. As a company operating in this space, we closely monitor these developments and adhere to any forthcoming regulations or industry best practices.
The amount of energy used for crypto mining and colocation services has recently received increased attention. In January 2024, the U.S. Energy Information Administration conducted an emergency survey of electricity consumption data from cryptocurrency mining companies in the United States. This indicates that more focus is being placed on the energy usage of these activities. It is unclear how the information collected will be used for future regulations, but it is expected that energy efficiency and sustainability will become more critical factors regulating this industry.
Furthermore, using digital assets, including Bitcoin, in illicit financial activities has become a significant concern for regulators and lawmakers. Leaders in the U.S. House Financial Services Committee and U.S. Senate Banking Committee have expressed interest in passing legislation to provide additional regulatory authority to address these risks. The U.S. Treasury Department has also requested additional authorities to combat using digital assets in illegal activities. While there is currently insufficient support for any particular proposal, we expect that regulatory efforts in this area will continue to evolve and potentially impact our business.
We also closely follow developments related to regulating digital asset markets and financial services. In January 2024, the SEC approved a series of spot Bitcoin exchange-traded funds (ETFs), marking a significant milestone in the mainstream adoption of digital assets. However, the regulatory landscape for digital asset markets remains complex and uncertain, with various agencies and lawmakers proposing different approaches to oversight and regulation.
As a company operating at the intersection of blockchain, AI and HPC hosting services, we are committed to maintaining a proactive and adaptive approach to regulatory compliance. We closely monitor legislative and regulatory developments and engage in dialogue with relevant stakeholders to ensure our business practices align with the evolving legal and regulatory framework. Despite the uncertainties posed by the changing regulatory landscape, we remain committed to delivering innovative and responsible solutions in the blockchain, AI and HPC hosting markets while prioritizing compliance and risk management. However, if we fail to comply with applicable laws and regulations, we may be subject to significant liabilities, including fines and penalties, and our business, financial condition, or results of operations could be adversely affected.
Employees and Human Capital Resources
During 2023, we invested significantly in our workforce to retain and attract top-tier employees. We expanded our employee base and promoted individuals internally to critical positions. As of May 31, 2024, we employed approximately 150 full-time employees across various departments, including engineering, IT, operations, construction, manufacturing, finance, legal, and communications. We also engage consultants and contractors as needed to supplement our permanent workforce.
Our human capital strategy aligns employee interests with our long-term success drivers. We implemented a long-term performance incentive program, granting eligible employees service-based restricted stock awards that vest over three years and performance-based restricted stock awards that vest upon achieving specific performance or total stockholder return milestones. This performance program is a key employee incentive, aligning their long-term interests with the Company’s objectives.
In addition to the long-term incentive program and competitive cash compensation, we provide employees comprehensive health benefits, paid parental leave, paid time off, and additional benefits. We aim to attract a diverse pool of top candidates and foster their career growth by hiring the best talent, regardless of educational background. We seek candidates from local communities and large cities, with diverse backgrounds. We are committed to providing each employee with a long-term, growth-oriented career. We believe our ability to retain our workforce depends on fostering a sustainably safe, respectful, fair, and inclusive environment that promotes diversity, equity, and inclusion within and outside the business.
Diversity, Equity, and Inclusion
We support diversity and inclusion within our workplace framework, fostering an environment conducive to employee growth. Our policies are strategically structured to advance equity and regard for all individuals. We actively endorse and welcome diverse backgrounds, experiential perspectives, and varying opinions. Our operational alignment with our Code of Ethics and Business Conduct, as well as our Non-Discrimination and Anti-Harassment Policy, underscores our commitment to establishing a secure milieu where the fundamental rights of each employee are safeguarded, devoid of discriminatory practices or harassment. Our strategic objective is to establish a workplace ecosystem where equal avenues for success are accessible to all employees.
Compensation and Benefits
Our compensation schemes are meticulously structured to incentivize the recruitment, retention, and motivation of personnel to pursue our long-term objectives. We conduct rigorous evaluations, benchmarking salary and wages against quantitative metrics, and adjust monetary compensations to ensure competitive alignment with employee roles, skill levels, tenure, and geographic considerations. Our commitment to pay equity is reinforced by a robust process that facilitates merit-based increases in incentives and compensations tied to performance.
Furthermore, our benefits portfolio encompasses various offerings, including medical, dental, and vision insurance coverage for employees and their dependents, various paid and unpaid leave options, and life and disability/accident insurance coverage.
Corporate Information
Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies under the Exchange Act.
RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this report, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date hereof. The risks described are not the only ones facing the Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment.
Risks Related to Our Business and Operations
We are at an early stage of development of our business, currently have limited sources of revenue, and may not become profitable in the future.
We are subject to the risks and uncertainties of a new business, including the risk that we may never further develop, complete development of or successfully market any of our proposed services. We began generating revenue from our crypto-mining business in June 2021, however, during the building of our co-hosting operations, we determined that it would be beneficial to our stockholders to focus more of our resources on this line of business than on expanding our mining operations. Accordingly, in March 2022, we ceased all crypto mining operations. We began generating revenue from our hosting operations when our first co-hosting facility came online in February 2022. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made.

As we grow and develop as a business, we are attempting to reduce the impact of variability on our revenue and hosting costs by entering into long term contracts with the goal of having one blue chip anchor tenant that has signed a 3-5 year long-term contract at each site and filling the rest of the facility with customers with 18-36 month terms. In our cloud hosting business, we provide cloud infrastructure for highly scalable General Processing Unit (“GPU”) accelerated applications, or GPU clusters, to our customers under contracts spanning 24–36 months. As these are novel products in the industry, the value and longevity of the GPUs remain uncertain in this rapidly evolving market. In our HPC Hosting Business, we plan to enter into long-term contracts of approximately 10 years to host customers’ GPU clusters. Given that we have not previously operated an HPC datacenter of this scale, the profitability of these contracts cannot be determined at this time. If we are unable to successfully implement our development plan or to increase our generation of revenue, we will not become profitable in the future and may be unable to continue our operations.
Furthermore, we have a history of operating losses and our proposed operations continue to be subject to all business risks associated with new enterprises. We incurred net losses of $44.6 million and $23.5 million for the fiscal years ended May 31, 2023 and 2022, respectively. We expect to continue to incur net losses for the foreseeable future as we grow our business. We intend to continue scaling our company to increase our customer base and implement initiatives, including new business lines and global expansion. These efforts may prove more expensive than we currently anticipate and may not result in increased revenue or profitability in the short term or at all. We will also incur increased compliance costs associated with growth, expanding our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the revenue growth rate may be slower than we expect. As we pivot towards new markets such as cloud services and HPC datacenter hosting, we acknowledge that our limited experience in these areas may impact our ability to accurately assess our prospects. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the expansion of a business, operating a business in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurance that we will ever operate profitably.
We may be unable to access sufficient additional capital needed to grow our business.
We expect to need to raise substantial additional capital to expand our operations, pursue our growth strategies and to respond to competitive pressures or unanticipated working capital requirements. Construction of our facilities, including the construction of the HPC Ellendale Facility, are capital-intensive projects, and we anticipate that our current and future strategic growth initiatives will likewise continue to be capital-intensive. We expect to raise additional capital to fund these and other future strategic growth initiatives, however, we may be unable to do so in a timely manner, in sufficient quantities, or on terms acceptable to us, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of our common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, pay dividends to our shareholders, or take other actions. We may also be required to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. If we are unable to raise the additional capital needed to execute our future strategic growth initiatives, we may be less competitive in our industry and the results of our operations and financial condition may suffer.
Upon the occurrence of an Amortization Event (as defined in the YA Notes (defined below)), we may be required to make payments that could cause us financial hardship.
In connection with our entry in the Prepaid Purchase Agreement with YA II PN, LTD. (“YA Fund”) and under the terms of the YA Notes, an “Amortization Event” is deemed to have occurred if: (1) the daily VWAP of our common stock is lower than the Floor Price (as defined in each respective YA Note) then in effect for three trading days during a period of five consecutive trading days, (2) we have issued to the Investor pursuant to the PPA in excess of 99% of all of the Conversion Shares available under the Exchange Cap (as such terms are defined under the YA Notes), or (3) at any time after May 15, 2024, any of the Conversion Shares to be issued under the YA Notes are not eligible to be sold pursuant to the registration statement related to such notes for a period of ten consecutive trading days. Within three trading days of an Amortization Event, we must pay to YA Fund an amount in cash equal to: (i) $9.0 million of principal amount among both YA Notes plus (ii) a 5% payment premium, plus (iii) accrued and unpaid interest (if any), which payments would continue monthly thereafter until such “Amortization Event” is no longer continuing. This financial obligation may cause an undue and unsustainable burden on us and cause a material adverse effect on our operations and financial condition.

We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness.
It is likely that we will need to refinance at least a portion of our outstanding debt as it matures. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds of other capital transactions, then our cash flow may not be sufficient in all years to repay all such maturing debt and to pay distributions. Further, if prevailing interest rates or other factors at the time of refinancing, such as the reluctance of lenders to make commercial real estate loans, result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase.
We previously identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, any of which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We are a newly public company and are now required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act (“SOX”), which requires our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. To comply with the requirements of being a public company, we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting, finance and legal staff.
We have identified the following material weakness in the design of our internal controls:
•We have not designed and implemented controls to ensure we can record, process, summarize, and report financial data.
•We have not yet designed and implemented user access controls to ensure appropriate segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate personnel.
•We did not design and maintain effective controls associated with related party transactions and disclosures. Controls in place were not designed or implemented at a sufficient level of precision or rigor to effectively identify related party relationships and disclose their related transactions in our financial statements.
•We also do not have a properly designed internal control system that identifies critical processes and key controls.
We are in the process of remediating such material weaknesses and there can be no assurance as to when or if we will fully remediate such material weaknesses.
Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future and comply with the certification and reporting obligations under Sections 302 and 404 of SOX. Any failure to maintain effective controls or any difficulties encountered in our implementation or improvement of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.
We are subject to a highly evolving regulatory landscape and any adverse changes to or our co-hosting customers’ failure to comply with any laws or regulations could adversely affect our business, prospects or operations.
Our customers’ businesses are subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, cryptoasset custody, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, cryptoassets and related technologies. As a result, they do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty, and vary widely across U.S. federal, state and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another.

Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto economy requires us to exercise our judgement as to whether certain laws, rules and regulations apply to us or our customers, and it is possible that governmental bodies and regulators may disagree with our or our customers’ conclusions. To the extent we or our customers have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or operations. As cryptoasset has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine the operations of cryptoasset networks, cryptoasset users and cryptoasset exchange markets.
Ongoing and future regulatory actions could effectively prevent our customers’ mining operations and our ongoing or planned co-hosting operations, limiting or preventing future revenue generation by us or rendering our operations obsolete. Such actions could severely impact our ability to continue to operate and our ability to continue as a going concern or to pursue our strategy at all, which would have a material adverse effect on our business, prospects or operations.
Our business depends upon the demand for datacenters.
We are in the business of owning, acquiring, developing and operating datacenters. A reduction in the demand for datacenter space, power or connectivity would have a greater adverse effect on our business and financial condition than if we owned a portfolio with a less specialized use. Our substantial development activities make us particularly susceptible to general economic slowdowns as well as adverse developments in the datacenter, Internet and data communications and broader technology industries. Any such slowdown or adverse development could lead to reduced corporate IT spending or reduced demand for datacenter space. Reduced demand could also result from business relocations, including to metropolitan areas that we do not currently serve. Changes in industry practice or in technology could also reduce demand for the physical datacenter space we provide. In addition, our customers may choose to develop new datacenters or expand their own existing datacenters or consolidate into datacenters that we do not own or operate, which could reduce demand for our newly developed datacenters or result in the loss of one or more key customers. If any of our key customers were to do so, it could result in a loss of business to us or put pressure on our pricing. Mergers or consolidations of technology companies could reduce further the number of our customers and potential customers and make us more dependent on a more limited number of customers. If our customers merge with or are acquired by other entities that are not our customers, they may discontinue or reduce the use of our datacenters in the future. Our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected as a result of any or all of these factors.
Our success depends on external factors in the cryptomining industry.
We have a material concentration of customers in the crypto mining industry. The cryptomining industry is subject to various risks which could adversely affect our current customers’ ability to continue to operate their businesses, including, but not limited to:
•ongoing and future government or regulatory actions that could effectively prevent our customers’ mining operations, with little to no access to policymakers and lobbying organizations in many jurisdictions;
•a high degree of uncertainty about cryptoassets’ status as a “security,” a “commodity” or a financial instrument in any relevant jurisdiction which may subject our customers to regulatory scrutiny, investigations, fines, and other penalties;
•banks or financial institutions may close the accounts of businesses engaging in cryptoasset-related activities as a result of compliance risk, cost, government regulation or public pressure;
•use of cryptoassets in the retail and commercial marketplace is limited;
•extreme volatility in the market price of cryptoassets that may harm our customers financial resources, ability to meet their contractual obligations to us or cause them to reduce or cease mining operations;
•use of a ledger-based platform may not necessarily benefit from viable trading markets or the rigors of listing requirements for securities creating higher potential risk for fraud or the manipulation of the ledger due to a control event;
•concentrated ownership, large sales of cryptoassets, or distributions or redemptions by vehicles invested in cryptoassets could have an adverse effect on the demand for, and market price of, such cryptoasset;

•our customers could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto, rapidly changing technology or methods of, rules of, or access to, platforms;
•the number of cryptoassets awarded for solving a block in a blockchain could decrease, which may adversely affect our customers’ incentive to expend processing power to solve blocks and/or continue mining and our customers may not have access to resources to invest in increasing processing power, when necessary, in order to maintain the continuing revenue production of their mining operations;
•our customers may face third parties’ intellectual property claims or claims relating to the holding and transfer of cryptoassets and their source code, which, regardless of the merit of any such action, could reduce confidence in some or all cryptoasset networks’ long-term viability or the ability of end-users to hold and transfer cryptoassets;
•contributors to the open-source structure of the cryptoasset network protocols are generally not directly compensated for their contributions in maintaining and developing the protocol and may lack incentive to properly monitor and upgrade the protocols;
•a disruption of the Internet on which our customers’ business of mining cryptoassets is dependent;
•decentralized nature of the governance of cryptoasset systems, generally by voluntary consensus and open competition with no clear leadership structure or authority, may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles; and
•security breaches, hacking, or other malicious activities or loss of private keys relating to, or hack or other compromise of, digital wallets used to store our customers’ cryptoassets could adversely affect their ability to access or sell their cryptoassets or effectively utilize impacted platforms.
Even if we can diversify our customer base, negative impacts to the cryptomining industry may negatively affect our business, financial condition, operating results, liquidity, and prospects.
If our co-hosting customers determine not to use our co-hosting facility, our co-hosting operations may suffer from significant losses.
We currently have material customer concentration of crypto-mining customers.
As a result of the risks our crypto mining customers face, it is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. Should some or all of our co-hosting customers suffer from harm or loss due to a set of circumstances, their businesses could be negatively impacted or prevented. Further, our contracts with these customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of our customers experience declining mining operations for any reason or determine to stop utilizing our co-hosting facilities, we could be pressured to reduce the prices we charge for our services or we could lose a major customer. Any such development could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations.
If we are not able to secure additional financing to continue our construction efforts with respect to the HPC Ellendale Facility, the completion of this project may be delayed.
We are currently in the process of constructing the HPC Ellendale Facility, which requires significant capital expenditures. If we are not able to secure additional financing to continue our construction efforts with respect to the HPC Ellendale Facility, the completion of this project may be delayed and our ability to collect any potential renal revenue or to otherwise monetize this facility may be compromised, which could have an adverse effect on our expansion strategy and our ability to generate significant or any revenue from our HPC Hosting Business segment.
Our HPC Hosting Business is expected to have significant customer concentration.
Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including artificial intelligence (AI). The inherent risks faced by our potential HPC hosting customers make it challenging for us to forecast the future demand for our services generated by these customers, as well as the future demand for their products and services. If a subset or all of our customers were to experience harm or loss due to unforeseen circumstances, it could negatively impact their businesses. In the event that any of our customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our facilities, we may be compelled to lower our lease prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results.
Failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers, could harm our business and operating results.
Our ability to attract, grow and retain a diverse and balanced customer base, consisting of enterprises, cloud service providers, network service providers, and digital economy customers, some of which we consider to be key magnets drawing in other customers, may affect our ability to maximize our revenues. Dense and desirable customer concentrations within a facility enable us to better generate significant interconnection revenues, which in turn increases our overall revenues. Our ability to attract customers to our datacenters will depend on a variety of factors, including our product offerings, the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, the datacenter’s operating reliability and security and our ability to effectively market our product offerings. Our inability to develop, provide or effectively execute any of these factors may hinder the development, growth and retention of a diverse and balanced customer base and adversely affect our business, financial condition and results of operations.
Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect our business.
Our ability to retain, increase, and engage our customer base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our existing services or acquire or introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. For example, we are making significant investments in AI, including providing computing capacity to support AI. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our new services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.
We are subject to risks associated with our need for significant electrical power.
Our operations require significant amounts of electrical power and we anticipate our demand for electrical power will continue to grow. The fluctuating price of electricity required for our operations and to power our expansion may inhibit our profitability. If we are unable to continue to obtain sufficient electrical power on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments.
We depend upon third-party suppliers for power, and we are vulnerable to service failures and price increases by such suppliers and to volatility in the supply and price of power in the open market.
We rely on third parties to provide power to our data centers, and we cannot ensure that these third parties will deliver such power in adequate quantities or on a consistent basis. We are also reliant on third parties to deliver additional power capacity to support the growth of our business. If the amount of power available to us is inadequate to support our customer requirements, we may be unable to satisfy our obligations to our customers or grow our business. In addition, our data centers may be susceptible to power shortages and planned or unplanned power outages caused by these shortages. Power outages may last beyond our backup and alternative power arrangements, which would harm our customers and our business. Any loss of services or equipment damage could adversely affect both our ability to generate revenues and our operating results, harm our reputation and potentially lead to customer disputes or litigation.
In addition, we may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, such as natural gas, coal or nuclear. In addition, the price of these fuels and the total cost of delivered electricity could increase as a result of: regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters, geopolitical conflicts, military conflicts, grid modernization charges, as well as other charges borne by ratepayers. Increases in the cost of power at any of our data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power at a lower price.

We have also entered into power purchase agreements with contract terms ranging from 4 to 5 years. These agreements require us to purchase renewable energy and/or renewable energy credits from producers at fixed prices over the terms of the contracts, subject to certain adjustments. In the event that the market price for energy decreases, we may be required to pay more under the power purchase agreements than we would otherwise if we were to purchase renewable energy credits on the open market, which could adversely affect our results of operations. Additionally, interruptions in the operations of one or more of the suppliers under these agreements, as a result of extreme weather events, natural disasters or otherwise, could negatively impact the quantity of renewable energy credits delivered to us. In particular, disruptions in the oil and gas and electric power markets have caused, and could continue to cause, significant increases in energy prices, which could have a material effect on our business.
Our operations could be materially adversely affected by prolonged power outages at any of our facilities.
Beginning in December 2023, we encountered a series of outages at our Ellendale and Garden City locations. Despite our concentrated efforts towards remediation, we cannot guarantee a swift return to full operational capacity. The industry is currently facing a significant shortage of transformers, which may further delay our repair efforts. We are continuing to re-energize the Ellendale HPC Facility as additional repairs and upgrades are made to its equipment and as these repairs and upgrades are completed, we expect to ramp up capacity at this facility as soon as possible. We currently estimate that the impact of this downtime on our revenue will continue to be material until these repairs and upgrades are substantially complete.
On February 23, 2024, we began re-energizing our Garden City facility, which was de-energized on February 14, 2024 to safely accommodate Wind Energy Transmission of Texas’s maintenance work on a nearby switching station, as previously disclosed in our SEC filings. Although we have recently completed the sale of our Garden City facility, we estimate that the impact of this downtime on our revenue for the quarter ended February 29, 2024 will be material. The outage had no impact on the HPC Ellendale Facility under construction, which is being designed to provide higher levels of availability in accordance with industry standards. The outage also had no impact on our Cloud Services Business as those services are currently being hosted using third-party facilities.
There can be no assurance that similar or greater power outages will not occur at our facilities in the future. If and as they occur, we may have to reduce or cease our operations at such impacted facility, which may materially adversely affect our business, financial condition, and operating results.
Any failure of our physical or information technology or operational technology infrastructure or services could lead to significant costs and disruptions
Our business depends on providing customers with highly reliable services, including with respect to power supply, physical security, cybersecurity, and maintenance of environmental conditions. We may fail to provide such services because our operations are vulnerable to, among other things, mechanical or telecommunications failure, power outage, human error, physical or electronic security breaches, cyberattacks, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism.
Substantially all of our customer agreements include terms requiring us to meet certain service level commitments. Any failure to meet these or other commitments or any equipment damage in our data centers due to any reason could subject us to contractual liability, including service level credits against customer rent payments, legal liability and monetary damages, regulatory sanctions, or, in certain cases of repeated failures, the right by the customer to terminate the agreement. Service interruptions, equipment failures or security breaches could also materially impact our brand and reputation globally and lead to customer contract terminations or non-renewals and an inability to attract customers in the future.
Any disruption of service experienced by certain of our third-party service providers, or our ineffective management of relationships with third-party service providers could harm our business, financial condition, operating results, cash flows, and prospects.
We rely on several third-party service providers for services that are essential to our business model, the most important of which are our suppliers of power, electrical equipment (including GPU servers), building materials, and construction services. Additionally, as we build our Cloud Services Business, we also expect to rely on third parties to lease or sell us equipment which we then lease to certain of our Cloud services customers. In addition, we may depend upon outside advisors who may not be available on reasonable terms as needed, or at all. To supplement the business experience of our officers and directors, we may be required to employ technical experts, appraisers, attorneys, or other consultants or advisors. Our management, with approval of our Board of Directors (the “Board”) in certain cases, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services. If these third parties or other outside advisors experience difficulty providing the services we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, or if the products they supply are defective or cease to operate for any reason, it could make it difficult for us to execute our operations. If we are unsuccessful in identifying or finding highly qualified third-party service providers or employees, if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.
Any delays or unexpected costs in the development of our existing space and developable land and new properties acquired for development may delay and harm our growth prospects, future operating results and financial condition.
We are currently in the process of building the HPC Ellendale Facility and we may in the future continue to build out additional HPC hosting facilities on a speculative basis at significant cost. Our successful development of this and future projects is subject to many risks, including those associated with:
•delays in construction, or changes to the plans or specifications;
•budget overruns, increased prices for raw materials or building supplies, or lack of availability and/or increased costs for specialized data center components, including long lead time items such as generators;
•construction site accidents and other casualties;
•financing availability, including our ability to obtain construction financing and permanent financing, or increases in interest rates or credit spreads;
•labor availability, costs, disputes and work stoppages with contractors, subcontractors or others that are constructing the project;
•failure of contractors to perform on a timely basis or at all, or other misconduct on the part of contractors;
•access to sufficient power and related costs of providing such power to our customers;
•environmental issues;
•supply chain constraints;
•fire, flooding, earthquakes and other natural disasters;
•pandemics;
•geological, construction, excavation and equipment problems; and
•delays or denials of entitlements or permits, including zoning and related permits, or other delays resulting from requirements of public agencies and utility companies.
In addition, development activities, regardless of whether they are ultimately successful, also typically require a substantial portion of our management’s time and attention. This may distract our management from focusing on other operational activities of our business. If we are unable to complete development projects successfully, our business may be adversely affected.
If we incorrectly estimate our hosting capacity requirements and related capital expenditures, our results of operations could be adversely affected.
We are continuously evaluating our capacity requirements in order to effectively manage our capital expenditures and operating results. However, we may be unable to accurately project our future capacity needs or sufficiently allocate resources to address such needs. If we underestimate these requirements, we may not be able to provide sufficient service to existing customers or may be required to limit new customer acquisition, both of which may materially and adversely impair our results of operations.

Similarly, we have entered into multi-year contract commitments with colocation service providers. If we overestimate our capacity requirements and therefore secure excess capacity and have excess capital expenditures, our operating material could be materially reduced.
We depend on third parties to provide network connectivity to the customers in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.
We are not a telecommunications carrier. Although our customers generally are responsible for providing their own network connectivity, we still depend upon the presence of telecommunications carriers’ fiber networks serving our data centers in order to attract and retain customers. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our data centers. Any carrier that has decided to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could have an adverse effect on the business of our customers and, in turn, our own operating results.
Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. We have obtained the right to use network resources owned by other companies, including rights to use dark fiber, in order to attract telecommunications carriers and customers to our portfolio. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract new customers or retain existing customers, which could have an adverse effect on our business, financial condition and results of operations.
Certain natural disasters or other external events, including climate change or mechanical failures, could harm our business, financial condition, results of operations, cash flows, and prospects.
We may also experience disruptions due to mechanical failure, human error, physical or electronic security breaches, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism. Our systems may be susceptible to damage, interference, or interruption from modifications or upgrades, power loss, telecommunications failures, computer viruses, ransomware attacks, computer denial of service attacks, phishing schemes, or other attempts to harm or access our systems. Such disruptions could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.
In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business. With the energy demand of our business, we may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.
Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future in the United States. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change or energy use by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.
Joint ventures, joint ownership arrangements and other projects pose unique challenges and we may not be able to fully implement or realize synergies, expected returns or other anticipated benefits associated with such projects.
We are, and may be in the future, involved in strategic joint ventures and other joint ownership arrangements. We may not always be in complete alignment with our joint venture or joint owner counterparties; we may have differing strategic or commercial objectives and may be outvoted by our joint venture partners or we may disagree on governance matters with respect to the joint venture entity or the jointly owned assets. As a result, when we enter into joint ventures or joint ownership arrangements, we may be subject to a number of risks. In some joint ventures and joint ownership arrangements we may not be responsible for the operation of projects and will rely on our joint venture or joint owner counterparties for such services. Joint ventures and joint ownership arrangements may also require us to expend additional internal resources that could otherwise be directed to other projects. If we are unable to successfully execute and manage our existing and any proposed joint venture and joint owner arrangements, it could adversely impact our financial and operating results.
If we fail to effectively manage our growth, our business, financial condition and results of operations could be harmed.
We are a development stage company with a small management team and are subject to the strains of ongoing development and growth, which will place significant demands on our management and our operational and financial infrastructure. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.
We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify emerging trends and growth opportunities in this business sector and we may lose out on opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.
A decline in the price of cryptoassets could lead to a reduction in the usage of mining equipment at our facilities.
Although we no longer hold any direct exposure to Bitcoin, our customers engage in Bitcoin mining. The price of cryptoassets have historically been subject to dramatic price fluctuations and are highly volatile. If the price of cryptoassets declines, our customers could incur future losses and these losses could be significant as they incur costs and expenses associated with our hosting of their miners at our facilities and other costs and expenses. If our co-hosting customers’ losses are significant enough, they may be unable to continue to pay our fees, we may experience a decline in revenue from our co-hosting operations and our expansion of co-hosting operations could be delayed or prevented, which could have a material adverse effect on our business, prospects or operations.
We have an evolving business model which is subject to various uncertainties.
As cryptoassets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Future regulations may require our co-hosting customers to change their business in order to comply fully with federal and state laws regulating cryptoasset (including Ethereum and Bitcoin) mining. In order to stay current with the industry, our business model may need to continue to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business.
We may be unable to lease vacant or development space, renew leases, or re-lease space as leases expire.
We intend to continue to add new space to our development inventory and to continue to develop additional space from this inventory. A portion of the space that we develop has been, and may continue to be, developed on a speculative basis, meaning that we do not have a signed customer agreement for the space when we begin the development process. We also develop space specifically for customers pursuant to agreements signed prior to beginning of the development process. In those cases, if we fail to meet our development obligations under those agreements, these customers may be able to terminate the agreements and we would be required to find a new customer for this space. In addition, in certain circumstances we may lease data center facilities prior to their completion. If we fail to complete the facilities in a timely manner, the customer may be entitled to terminate its agreement, seek damages or penalties against us or pursue other remedies and we may be required to find a new customer for the space. We cannot assure you that once we have developed space or land we will be able to successfully lease it at all, or at rates we consider favorable or expected at the time we commenced development. Further, once development of a data center facility is complete, we incur certain operating expenses even if there are no customers occupying any space. If we are not able to complete development in a timely manner or successfully lease the space that we develop, if development costs are higher than we currently estimate, or if rental rates are lower than expected when we began the project or are otherwise undesirable, our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected.

Even if we have additional space available for lease at any one of our data centers, our ability to lease this space to existing or new customers could be constrained by our ability to provide sufficient electrical power.
As current and future customers increase their power footprint in our data centers over time, the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing data centers. Furthermore, our aggregate maximum contractual obligation to provide power and cooling to our customers may exceed the physical capacity at such data centers if customers were to quickly increase their demand for power and cooling. If we are not able to increase the available power and/or cooling or move the customer to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the customer as well as be exposed to liability under our customer agreements. In addition, our power and cooling systems are difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers. Any such material loss of customers, liability or additional costs could adversely affect our business, financial condition and results of operations.
Various actual and potential conflicts of interest may be detrimental to our stockholders.
We do not currently have specific procedures in place with respect to potential conflicts of interest, however, in determining to engage with potential competitors and entities with whom our officers or directors may have relationships, we considered the risks and risk mitigation factors, including requiring that transactions valued at over $120,000 in which our officers, directors and holders of more than 5% of our common stock have an interest be approved or ratified by our Audit Committee. Mr. Cummins holds over 19% of our common stock and has a financial interest in the success of our operations. We also have more than a majority of independent directors on our Board in order to ensure that there are limitations on the risks of conflicts of interest impacting Board level decisions. We cannot, however, guarantee that the conflicts of interest described above, or other future conflicts of interest, will not manifest in advice or decisions that negatively impact our financial results and our operations. Our company maintains business relationships with several companies, including those involved in software development. One of our Board members, Richard Nottenburg, has interests in various companies, some of which provide software services to our crypto hosting business. The current value of the annual contract with his software providers is below $500,000 per year. While we strive to maintain transparent and ethical business practices, potential conflicts of interest may arise due to these relationships. We continuously monitor and manage such situations to ensure compliance with legal and regulatory requirements.
We and our third-party providers may be vulnerable to cyberattacks and security breaches that could materially disrupt or compromise our operations, data and results.
We rely on computer systems, hardware, software, online sites and networks, as well as physical, digital and operational technology infrastructure to support our internal and external operations (collectively, “Information Systems”). We own, operate, and manage complex, global Information Systems and also rely on third-party providers for a range of Information Systems and other products and services, such as cloud computing. We face evolving risks that threaten the confidentiality, integrity, and availability of Information Systems and data, including from state-sponsored espionage actors, financially motivated hackers, hacktivists and insiders, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), human or technological error, or due to “bugs,” misconfigurations and known and unknown vulnerabilities in hardware, software, systems and processes that support our business.
Attacks, breaches or disruptions to our, or any providers’ or customers’, Information Systems or controls could result in, among other things, unauthorized access to our or customers’ physical assets or Information Systems, misappropriation of our or customers’ sensitive or proprietary information, disruptions to our or our customers’ operations, breaches of legal and regulatory (e.g., privacy laws such as GDPR) or contractual obligations, and/or other operational and business impacts. The foregoing could expose us to material lawsuits, regulatory actions, penalties or fines, monetary damages, loss of existing or potential customers, harm to our reputation and significant increases in our security and insurance costs, and other adverse effects on our business and financial results.
The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.
Our success and future growth will depend to a significant degree on the skills and services of our management team. We will need to continue to grow our management team in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of our management team, the loss of such management personnel may significantly disrupt our business.
The loss of key members of our management team could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and high computing power technologies. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, our business could be harmed.
We may become involved in litigation arising in the ordinary course of our business that may materially adversely affect us.
From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Attending to such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses and we cannot assure you that the results of any of these actions will not have a material adverse effect on our business. Adverse outcomes in such proceedings or claims could result in significant liabilities, monetary damages, fines, or injunctive relief, which may materially impact our financial condition, results of operations, or cash flows. Additionally, the uncertainty surrounding litigation and the potential for adverse publicity related to such matters could harm our reputation and brand image, affecting customer confidence and investor perception.
In August 2023, the Company and several of its executives were named as defendants in a class action lawsuit that was filed in the U.S. District Court for the Northern District of Texas (McConnell v. Applied Digital Corporation et al., Case No. 3:23-cv-1805). Lead plaintiff and lead counsel have been named in the case and have until July 22, 2024 to file an amended complaint. The case is still in its early stages. Once an amended complaint has been filed, the Company will have 60 days to file a motion to dismiss. . In November 2023, a putative securities complaint (No. A-23-881629-C), was filed in the U.S. District Court for the District of Nevada against certain members of the Board and two of its executive officers, asserting breaches of fiduciary duties and unjust enrichment from April 2022 through the present. The complaint also alleged that the defendants made materially false and misleading statements regarding the Company’s business, operations, and compliance policies. Specifically, the complaint alleged that the Company overstated the profitability of the Datacenter Hosting Business and its ability to successfully transition into a low-cost cloud services provider and that the Board was not “independent” within the meaning of Nasdaq listing rules. On February 27, 2024, the plaintiff filed an amended complaint asserting the same claims as the original complaint. On June 5, 2024, the Court entered an order granting the defendants’ motion to dismiss without prejudice. The order dismissed all claims against all defendants, including the Company. The plaintiff has the ability to move for leave to file an amended complaint. If plaintiff does not file such a motion or the court denies it, the plaintiff will have 30 days after notice of entry of the order granting the motion to dismiss to file a notice of appeal. At this time, the Company is unable to estimate potential losses, if any, related to either of these actions. While we do not expect the results of either of these actions to have a material adverse effect on our results of operations or financial position, it is not possible to predict the outcome of these matters with certainty, and we could incur judgments or enter into settlements of claims in connection with these actions that could materially adversely affect our financial position, results of operations and cash flows.
Employee disputes or litigation and related unfavorable publicity may negatively affect our future business, financial condition, and operating results.
We may become involved in lawsuits or other disputes relating to employment matters, such as hostile workplace, discrimination, wage and hour disputes, sexual harassment, or other employment issues. These types of claims, depending on their nature, can have a significant negative impact on businesses. Certain companies that have faced employment- or harassment-related lawsuits have had to terminate management or other key personnel and have borne economic and other costs and suffered reputational harm that has negatively impacted their business.
As previously disclosed, in June 2023, the Company announced an internal investigation with respect to a potential sexual harassment claim between two of our executive officers. Based on information obtained through the investigation, the Audit Committee of our Board determined that the relationship between the parties was consensual, and the allegations of workplace harassment are unfounded. On October 6, 2023, the parties entered into a confidential settlement agreement and, in connection with such agreement, the claimant provided a complete release of all claims. If we were to face any employment-related claims in the future, our business could be negatively affected.
Increased scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance (“ESG”) practices and the impacts of climate change may result in additional costs or risks.
Companies across many industries are facing increasing scrutiny related to their ESG practices. Investor advocacy groups, certain institutional investors, investment funds and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the non-financial impacts of their investments. Furthermore, increased public awareness and concern regarding environmental risks, including global climate change, has resulted and may continue to result in increased public scrutiny of our business and our industry, and our management team may divert significant time and energy away from our operations and towards responding to such scrutiny and reassuring our employees.
The SEC has proposed rule changes that would require companies to include certain climate-related disclosures such as climate-related risks that are reasonably likely to have a material impact on business, results of operations, or financial conditions. Should such proposed rules be adopted, increased public scrutiny of our business may affect our operations, competitive position, and financial condition.
In addition, the physical risks of climate change may impact the availability and cost of materials and natural resources, sources and supply of energy, demand for Bitcoin and other cryptocurrencies, and could increase our insurance and other operating costs, including, potentially, to repair damage incurred as a result of extreme weather events or to renovate or retrofit facilities to better withstand extreme weather events. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements on our operations, or if our operations are disrupted due to the physical impacts of climate change, our business, capital expenditures, results of operations, financial condition and competitive position could be negatively impacted.
We could incur significant costs related to environmental matters, including from government regulation, private litigation, and existing conditions at some of our properties.
Under various laws relating to the protection of the environment in the United States, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at a property and may be required to investigate and clean up such contamination at or emanating from a property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. In the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) established a regulatory and remedial program intended to provide for the investigation and clean-up of facilities where, or from which, a release of any hazardous substance into the environment has occurred or is threatened. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigations and clean-ups can be very substantial. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. Subject to certain procedural restrictions, CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Our ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility, their financial resources, and other procedural requirements. Various U.S. state laws also impose in certain cases strict joint and several liability for investigation, clean-up and other damages associated with hazardous substance releases.
If previous owners of our current and future properties used such properties for industrial and manufacturing purposes, such properties may contain some level of environmental contamination. To date, independent environmental consultants have conducted Phase I or similar environmental site assessments on the properties in our portfolio. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments, however, do not generally include soil samplings, subsurface investigations or an asbestos survey and the assessments may fail to reveal all environmental conditions, liabilities or compliance concerns. In addition, material environmental conditions, liabilities or compliance concerns may arise after these reviews are completed. We could be held jointly and severally liable under CERCLA and various state, local and national laws for the investigation and remediation of environmental contamination on our properties caused by previous owners or operators. Further, fuel storage tanks may be present at properties we may develop in the future, and if releases were to occur, we may be liable for the costs of cleaning any resulting contamination. The presence of contamination or the failure to remediate contamination at any of our properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the real estate or to borrow using the real estate as collateral.
Our properties and their uses have and may in the future require permits and entitlements from various government agencies, including permits and entitlements related to zoning and land use. Certain permits from state or local environmental regulatory agencies, including regulators of air quality, are usually required to install and operate diesel-powered generators, which provide emergency back-up power at most of our facilities. These permits often set emissions limits for certain air pollutants, including oxides of nitrogen. In addition, various federal, state, and local environmental, health and safety requirements, such as fire requirements and treated and storm water discharge requirements, apply to our properties. Our ability to comply with, as well as changes to, applicable regulations, such as air quality regulations, or the permit requirements for equipment at our facilities, could hinder or prevent our construction or operation of our data center facilities.
Governmental authorities have in the past sought to restrict data center development based on environmental considerations. For example, governmental authorities have in the past imposed moratoria on data center development, citing concerns about energy usage and requiring new data centers to meet energy efficiency requirements. Some government agencies have also sought to restrict the use of diesel generators for back-up power. We may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements. Moratoria on data center construction could hinder our ability to construct new data centers.
Also, drought conditions in certain markets have resulted in water usage restrictions and proposals to further restrict water usage. Our data center facilities could face restrictions on water usage, water efficiency mandates, or higher water prices. Climate change could also limit water availability. In addition, sea level rise and more frequent and severe weather events caused or contributed to by climate change pose physical risks to our facilities.
Under the Inflation Reduction Act of 2022, we may have liability for the 1% stock buyback tax to the extent holders of Series E Preferred Stock (as defined below) require that we redeem such stock.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. Any share redemption or other share repurchase that occurs after December 31, 2022 may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax will depend on a number of factors, including (i) the fair market value of any redemptions and repurchases, (ii) the nature and amount of any equity issuances, and (iii) the content of regulations and other guidance from the Treasury. Depending on the number of shares of our Series E Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) we sell and the number of holders of Series E Preferred Stock who redeem their stock, the Excise Tax could be applicable to the Company and adversely affect the cash we have available for our operations. As of the date of this report we have not sold or issued any shares of Series E Preferred Stock.
We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.
We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks that exceed the FDIC insurance limits. Bank failures, events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S., or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.
Accounting for our power purchase agreements could cause variability in the results we report.
With respect to certain of our power purchase agreements, it is both possible and probable that we will net settle them, meaning that we have the ability and intent to sell power back into the grid in lieu of taking full physical delivery of all of the contracted power. Accordingly, these agreements will meet the definition of an accounting derivative. This means that these agreements will be accounted for at fair value at each quarterly measurement period, and these values may fluctuate significantly. As a result, our consolidated financial statements and results of operations may fluctuate quarterly based on factors outside of our control. We could have substantial variability in our financial results and disclosures, which, if material, could affect our operating results and in turn could impact our stock price. Investors should consider such derivative accounting matters when evaluating our financial results.
Our customers frequently make advance deposits based on anticipated future usage.
In our Cloud Services Business, customers often make deposits to finance the equipment they intend to lease from us. If we are unable to meet the contract requirements or deliver GPU clusters to their satisfaction for any reason, we may be obligated to refund these deposits.
In our Datacenter Hosting Business, customers typically pay a month in advance based on their projected demand. If we are unable to provide the services as expected for any reason, we would be required to issue a credit or refund the difference to the customer. Any such refunds or issuances of credit could have an adverse effect on our business, results of operations, and financial condition.
We may not be able to compete with other companies, some of which have greater resources and experience.
We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar products or services at this time. The cryptoasset industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our services and product offerings to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on our business, results of operations, financial condition and the trading price of our common stock, which would harm our investors.
If we cannot adapt to evolving technology or customer demands in a timely and cost-effective manner, our ability to sustain and grow our business may be adversely affected.
The markets for the data centers we own and operate, as well as the specific industries in which our customers operate, are characterized by rapidly changing technology, evolving industry standards, and frequent new service introductions. Our ability to deliver technologically sophisticated power to our customers requires an ongoing commitment to maintaining and improving existing data centers and substation infrastructure, developing new and diversified data centers, and investing personnel and resources. The widespread adoption of new technologies and services, new industry standards, or significant changes in customer requirements could require substantial new investments in our data centers and infrastructure. If and when we pursue international expansion, our infrastructure maintenance and expansion costs may increase due to investment outside the United States and the increased costs of compliance with local laws and regulations. Although we regularly upgrade our power infrastructure and data centers to handle increased densities and higher power levels necessary for our customers’ businesses, there can be no assurance that such upgrades would adequately mitigate the risk that our data centers and infrastructure may not be able to meet the needs of our customers in the future or, may become obsolete, unmarketable, or subject to competitive pressures. The costs of modifying our data centers and infrastructure in response to technological change, customer requirements, or industry changes, which may include retrofitting our data centers for more efficient cooling capabilities, could be substantial. In addition, if and when we expand internationally, changes in customer requirements, technological advances, or standards in other countries may further lengthen the time necessary to generate revenue at new data centers or utilize infrastructure in new regions, and, as a result, we may not be able to recover the cost of these investments. Furthermore, our ability to deliver technologically sophisticated power to our customers depends on our suppliers providing us with the equipment that meets our specifications. If our suppliers cannot provide us with the equipment needed or if we are required to modify our centers or infrastructure based on technological changes, we may not be able to serve our customers or incur significant costs in doing so, which could materially adversely affect our business and results of operations.
If one of our customers were to obtain exclusive rights to the technologies we employ across our businesses, our ability to realize significant operating efficiencies could be jeopardized.
Our business model leverages our ability to share significant technological innovations for solutions in the ultra-low temperature immersion cooling and high-power applications spaces across our data centers and hosting customers. If one of our customers were to obtain exclusive rights to the technologies we employ across our businesses, we could be limited in obtaining essential supplies at competitive costs and share research and development costs across our businesses. As a result, our ability to realize significant operating efficiencies by modifying our existing or new data centers utilizing these technologies and our ability to serve all our customers could be jeopardized, which could materially adversely affect our business, results of operations and future prospects.
Our and our customers’ operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in Bitcoin, Ether and other cryptoassets.
Our customers compete with other users and/or companies that are mining Bitcoin, Ether and other cryptoassets and other potential financial vehicles, including securities backed by or linked to cryptoassets through entities similar to them. Market and financial conditions, and other conditions beyond our or their control, may make it more attractive to invest in other financial vehicles, or to invest in Bitcoin, Ether or other cryptoassets directly, which could materially affect our revenue or ability to expand our operations. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to our customers and impact their ability to successfully operate. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our customers’ business utilizes presently existent digital ledgers and blockchains and they could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect their business and us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin, Ether or other cryptoassets we mined prior to the cessation of our mining operations.
The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.
The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Uncertainties or changes in regulatory or financial accounting standards could result in the need to change our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Our customers may not adequately respond to rapidly changing technology or methods of, rules of, or access to, platforms which may negatively affect our business. Rapidly changing technology or platform methods, rules and access may render our crypto mining and related equipment and facilities obsolete, unprofitable or unusable.
Competitive conditions within the cryptoasset industry require that our customers use sophisticated technology in the operation of their business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. Our customers may not be successful, generally or relative to our competitors in the cryptoasset industry, in timely implementing new technology into their systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into their operations, they may experience system interruptions and failures and may find existing crypto mining equipment and infrastructure investments become obsolete. Furthermore, there can be no assurances that they will recognize, in a timely manner or at all, the benefits that they may expect as a result of our implementing new technology into our operations. Additionally, the methods, rules and access to the platforms which they mine change rapidly and could result in the platforms becoming obsolete or unusable by them. As a result of such changes to technology and/or platforms, our customers’ and our business and operations may suffer.
If the award of Ether/Bitcoin reward for solving blocks and transaction fees is not sufficiently high, our customers may not have an adequate incentive to continue mining and may cease mining operations, which could lead to our failure to achieve profitability.
If the number of Ether/Bitcoin awarded for solving a block in a blockchain decreases, our customers’ ability to earn revenue worsens. Decreased use and demand for Ether/Bitcoin rewards may adversely affect their incentive to expend processing power to solve blocks. If the award of Ether/Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, they may not have an adequate incentive to continue mining and may cease mining operations. Additionally, miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Ethereum network more vulnerable to a malicious actor or botnet obtaining control in excess of 50% of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our and our customers’ ability to continue to pursue our strategy at all, which could have a material adverse effect on our customers’ and our business, prospects or operations and potentially the value of any cryptoasset we mined prior to cessation of our mining operations. In addition, such events could have a material adverse effect on our co-hosting facilities, particularly any investment or commitments made by us for co-hosting facilities.
If the number of Ether/Bitcoin token rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the network may transition from a set reward to transaction fees. In order to incentivize miners to continue to contribute to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee. If transaction fees paid for transactions become too high, the marketplace may be reluctant to accept Bitcoin, Ether or other cryptoassets as a means of payment and existing users may be motivated to switch from Bitcoin, Ether and other cryptoassets to another cryptoasset or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Ether or Bitcoin and prevent the expansion of these networks to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin, Ether and other cryptoassets that could adversely impact the price of and decreased use and demand for Bitcoin, Ether or other cryptoassets that our customers mine or that we accumulated prior to cessation of our mining operations which may adversely affect their value, our customers’ business, our business and an investment in us.
Because the number of Bitcoin awarded for solving a block in the Bitcoin network blockchain continually decreases, miners must invest in increasing processing power to maintain their yield of Bitcoins, which might make Bitcoin mining uneconomical for our customers.
The award of new Bitcoin for solving blocks continually declines, so that Bitcoin miners must invest in increasing processing power in order to maintain or increase their yield of Bitcoin. If the pricing of Bitcoin were to decline significantly, there can be no assurance that our customers will have the resources to upgrade their processing power in order to maintain the continuing revenue production of their mining operations. Also, the developers of the Bitcoin network or other programmers could propose amendments to the network’s protocols and software that, if accepted, might require our customers to modify their Bitcoin operations, and increase their investment in Bitcoin, in order to maintain revenue production. There can be no assurance, however, that they will be able to do so. Any decrease in demand for crypto mining resources would adversely impact our investment in, and operation of, our co-hosting facilities and negatively impact our business, operating results and financial condition.
We may be exposed to liabilities under the Foreign Corrupt Practices Act (“FCPA”), and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.
Any international business operations are subject to various anti-corruption laws and regulations, including restrictions imposed by the FCPA. The FCPA and similar anti‑corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. We cannot provide assurance that our internal controls and procedures will protect us from the reckless or criminal acts that may be committed by our employees or third parties with whom we work. If we are found to be liable for violations of the FCPA or similar anti-corruption laws in international jurisdictions, criminal or civil penalties could be imposed on us.
The limited rights of legal recourse against us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our cryptoassets for which no person is liable.
The cryptoassets mined by us prior to cessation of our mining operations are not insured. Therefore, a loss may be suffered with respect to those cryptoassets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.
We do not hold those cryptoassets with a banking institution or a member of the FDIC or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our cryptoassets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.
Intellectual property rights claims may adversely affect the operation of some or all cryptoasset networks.
Third parties may assert intellectual property claims relating to the holding and transfer of cryptoassets and their source codes. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all cryptoasset networks’ long-term viability or the ability of end-users to hold and transfer cryptoassets may adversely affect the business of our customers, our co-hosting operations and an investment in us. Additionally, a meritorious intellectual property claim could prevent us, our customers and other end-users from accessing some or all cryptoasset networks or holding or transferring cryptoassets. As a result, an intellectual property claim against us or other cryptoasset network participants could adversely affect an investment in us.
We face risks related to public health epidemics and pandemics, including COVID-19, which could significantly disrupt our business.
We are subject to risks associated with public health crises, such as pandemics and epidemics, which may have a material adverse effect on our business. Global health outbreaks, such as COVID-19, have and may continue to adversely affect our employees, disrupt our business operations and practices, as well those of our customers, partners, vendors and suppliers. Public health measures by government authorities such as travel bans, social-distancing, lockdown measures, vaccination requirements may cause us to incur additional costs, limit our operations, modify our business practices, diminish employee productivity or disrupt our supply chain, which may have a material adverse effect on our business. To the extent a public health crisis will impact our business, financial condition and results of operations depends on factors outside of our control, including severity, duration and the measures to contain the health outbreak.
We have concentrated our operations and, thus, are particularly exposed to changes in the regulatory environment, market conditions and natural disasters in the state of North Dakota where our datacenters are located.
We currently operate datacenters in the state of North Dakota. The revenue we collected from operating these datacenters was responsible for the majority of our revenue in the year ended May 31, 2023. Consequently, our business operations and financial condition are particularly reliant on the performance of these datacenters. If any critical equipment fails or there are delays in repairing failed equipment, our business operations and financial results may be severely affected.
Additionally, we are particularly exposed to changes in the regulatory environment, market conditions and natural disasters in this state. North Dakota, through its regulatory and economic incentives, has encouraged Bitcoin mining companies, like ours, to locate their operations in the state. As such, we face increased competition in North Dakota for suitable Bitcoin mining datacenter sites and skilled workers. If we experience delays in construction or operation of datacenters, supply chain disruptions (such as the global microchip and semiconductor shortage, or the COVID-related supply chain issues of recent years), increased costs of component parts or raw materials, increased costs or lack of skilled labor, or disputes with our third party contractors or service providers, or if other unforeseen events occur, our business, financial condition and results of operations could be adversely impacted. Additionally, if the regulatory and economic environment in North Dakota were to become less favorable to Bitcoin mining companies, including by way of increased taxes, our heavy concentration of sites in North Dakota means our business, financial condition and results of operations could be adversely affected.
We are establishing datacenters in remote areas, which may adversely affect our ability to retain staff and increase our compensation costs.
As we are establishing datacenters in areas with lower populations, recruiting and retaining the necessary staff to operate our locations may pose a challenge.
We have datacenters in North Dakota, with an estimated population of approximately 780,000. As a result of the relatively low population, the pool of available employees is limited. In addition, some employers have offered significantly higher wages in order to fill vacant positions. This may adversely affect our ability to attract and retain qualified personnel and may increase our employee costs if we have to increase the compensation we pay in response to the market.
Risks Related to Our Industry
The price of Ether/Bitcoin may be affected by the sale of Ether/Bitcoin by other vehicles investing in Ether/Bitcoin or tracking Ether/Bitcoin markets.
The global market for Ether/Bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. To the extent that other vehicles investing in Ether/Bitcoin or tracking Ether/Bitcoin markets form and come to represent a significant proportion of the demand for Ether/Bitcoin, large redemptions of the securities of those vehicles and the subsequent sale of Ether/Bitcoin by such vehicles could negatively affect Ether/Bitcoin prices and therefore affect the value of the Ether/Bitcoin inventory our customers hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Ether/Bitcoin we mined prior to cessation of our mining
The lack of regulation of digital asset exchanges which Bitcoin, and other cryptocurrencies, are traded on may expose us to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space and can adversely affect an investment in the Company.
The digital asset exchanges on which Bitcoin is traded are relatively new and largely unregulated. Many digital asset exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, such digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. In 2022 and 2023, a number of digital asset exchanges filed for bankruptcy proceedings and/or became the subjects of investigation by various governmental agencies for, among other things, fraud, causing a loss of confidence and an increase in negative publicity for the digital asset ecosystem. As a result, many digital asset markets, including the market for Bitcoin, have experienced increased price volatility. The Bitcoin ecosystem may continue to be negatively impacted and experience long term volatility if public confidence decreases.
These events are continuing to develop and it is not possible to predict, at this time, every risk that they may pose to us, our service providers, or the digital asset industry as a whole. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.
Uncertainty in the global economy and instability within international relations, including changes in governmental policies relating to technology, and any potential downturn in the semiconductor and electronics industries, may negatively impact our business.
There is inherent risk, based on the complex relationships between certain countries and within regions, that political, diplomatic or military events could result in trade disruptions and other disruptions in the markets and industries we serve and our supply chain. For example, the ongoing geopolitical and economic uncertainty between the United States and China, the unknown impact of current and future U.S. and Chinese trade regulations, and geopolitical risks with respect to Taiwan, which serves as a central hub for the technology industry supply chain, could, directly or indirectly, materially harm our business, financial condition and results of operations. In addition, as a result of the current global semiconductor shortage, the ability to export or import products or services by the semiconductor or electronics systems industry is adversely restricted causing delays in supplies of hardware components and products, which may adversely impact our revenue, results of operations and financial condition. Furthermore, political or economic conflicts between various global actors, and responsive measures that have been or could be taken, have created and can further create significant global economic uncertainty that could prolong or expand such conflicts, which could have a lasting impact on regional and global economies and harm our business and operating results.
Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities, and turmoil among financial institutions arising from or relating to cryptoassets or in general can materially adversely affect us and our industry.
A number of companies that engage in cryptoasset and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, including in China where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. Government action in the U.S. involving cryptoassets and related activities may cause this trend to expand in the U.S. We also may be unable to obtain or maintain these services for our business. Many businesses that provide cryptocurrency-related activities may continue to have difficulties in finding banks and financial institutions willing to provide them services which may decrease the usefulness of cryptocurrencies as a payment system and harm public perception of cryptocurrencies, and could decrease their usefulness.
As an example of adverse events affecting the crypto landscape, in November 2023, Binance, the world’s largest crypto exchange, undertook to exit the U.S. and paid a $4.4 billion fine to settle charges by the U.S. Department of Justice, Treasury, and the Commodity Futures Trading Commission that the exchange violated sanctions and facilitated human and narcotics trafficking. Further, in March 2023 two large financial institutions in the U.S., Silicon Valley Bank and Signature Bank, which both serviced customers involved with cryptoassets, collapsed as continued negative economic prospects and failures to obtain payment from borrowers, together with a large number of withdrawals, caused these banks to encounter substantial financial difficulty leading up to their failures. In response to these events, the FDIC transferred all the deposits, both insured and uninsured, of these banks to corresponding “bridge banks” operated by the FDIC as it markets the institution to potential bidders. The impact of these developments on us and on the cryptoasset industry and the economy in general, and whether and to what extent they signal a continuing trend impacting the industry and potentially our business, remain unclear.
The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if crypto exchanges and other industry participants exit the U.S. markets, and if banks or financial institutions were to close the accounts of businesses engaging in cryptocurrency-related activities, which contingencies may become more likely in the future if and to the extent cryptoassets are considered a significant factor in the financial crises or criminal activity such as those described above. This could occur as a result of compliance risk, cost, government regulation, or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and harm investors.

In addition to commercial banks, we have experienced reluctance by other service providers including public account firms and insurance companies to engage with companies engaged in cryptoasset mining related business.
The impact of geopolitical and economic events on the supply and demand for cryptoassets is uncertain.
Geopolitical crises may motivate large-scale purchases of cryptoassets, which could increase the price of Bitcoin, Ether and other cryptoassets rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in Bitcoin, Ether and other cryptoassets as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.
As an alternative to fiat currencies that are backed by central governments, Bitcoin, Ether and other cryptoassets, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of Bitcoin, Ether and other cryptoasset either globally or locally. Such events could have a material adverse effect on our customers’ businesses and our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any cryptoasset we have mined prior to cessation of our mining operations.
Governmental actions may have a materially adverse effect on the cryptoasset mining industry as a whole, which would have an adverse effect on our business and results of operations.
Cambridge Bitcoin Electricity Consumption Index reported that as of February 1, 2021 more than 6GW of Bitcoin was mined in China (or $4.3 billion of power cost, assuming $0.08 per kWh average hosting cost). China has since banned cryptoasset mining related activity. China has already made transacting in cryptoassets illegal. Actions were taken in March 2021 by the governmental authorities for the Chinese province of Inner Mongolia, which represents roughly 8% of the world’s total mining power, to ban cryptoasset mining in the province due in part to the industry’s intense electrical power demands and its negative environmental impacts (both in terms of the waste produced by mining the rare earth metals used to manufacture miners and the production of electrical power used in cryptoasset mining). On September 24, 2021, China imposed a ban on all crypto transactions and mining. Other governments around the world are also reviewing their rules and regulations concerning the cryptoasset industry, including the United States.
Acceptance and/or widespread use of Bitcoin, Ether and other cryptoassets is uncertain.
Currently, there is a relatively limited use of any cryptoasset in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our common stock. Banks and other established financial institutions may refuse to process funds for cryptoasset transactions, process wire transfers to or from cryptoasset exchanges, cryptoasset-related companies or service providers, or maintain accounts for persons or entities transacting in cryptoasset. Conversely, a significant portion of cryptoasset demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines cryptoassets’ role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for cryptoasset as a medium of exchange and payment method may always be low.
The relative lack of acceptance of cryptoasset in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our customers’ businesses and our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin, Ether or other cryptoassets we mined.
It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ether, or other cryptocurrencies, participate in blockchains or utilize similar Bitcoin assets in one or more countries, the ruling of which would adversely affect our and our customers’ business.
Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these Bitcoin assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in Bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.
Bitcoin is subject to halving, which may adversely affect our customers’ ability to continue mining at our facilities.
Halving is when the number of new Bitcoin awarded for solving a block is cut in half – hence, “halving” – at mathematically predetermined intervals. The recent halving for the Bitcoin blockchain occured in April 2024. While Bitcoin prices have historically increased around these halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining rewards. If a corresponding and proportionate increase in the price of Bitcoin does not follow future halving events, the revenue our customers earn could decrease, which could have a material adverse effect on their ability to continue mining at our facilities.
The crypto economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of cryptoassets or cryptoasset platforms adverse to our business.
As cryptoassets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how cryptoassets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold cryptoassets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by cryptoassets to users and investors.
For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about cryptoassets. Members of Congress have made inquiries into the regulation of cryptoassets, and Gary Gensler, Chair of the SEC, has made public statements regarding increased regulatory oversight of cryptoassets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, and Hong Kong have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of cryptoassets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading, and on March 9, 2022, President Biden signed an executive order on cryptocurrencies which calls on federal agencies to take a unified approach to regulation and oversight of digital assets.
The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for cryptoassets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the crypto economy or cryptoasset platforms, which could adversely impact our business.
Inflation in the global economy increased interest rates, political dissension and adverse global economic conditions, like the ones we are currently experiencing, could negatively affect our business and financial condition.
We are in the process of financing a large datacenter. Fluctuations in long-term interest rates can materially impact the cost of capital required to finance this and future projects.

Inflation is impacting various aspects of our business. We are also experiencing an increase in our costs to procure power and supply chain issues globally. Rising prices for materials related to the construction of our HPC Ellendale Facility and our datacenter offerings, energy and gas prices, as well as rising wages and benefits costs negatively impact our business by increasing our operating costs. Further, disagreement in the U.S. Congress on government spending levels could increase the possibility of a government shutdown, further adversely affecting global economic conditions. The adverse economic conditions we are currently experiencing may cause a decrease in sales as some customers may need to take cost cutting measures or scale back their operations. This could result in churn in our customer base, reductions in revenues from our offerings, adverse effects to our days of sales outstanding in accounts receivable, longer sales cycles, slower adoption of new technologies and increased price competition, which could adversely affect our liquidity. Customers and vendors filing for bankruptcy could also lead to costly and time-intensive actions with adverse effects, including greater difficulty or delay in accounts receivable collection. The uncertain economic environment could also have an impact on our foreign exchange forward contracts if our counterparties' credit deteriorates or if they are otherwise unable to perform their obligations. Further, volatility in the financial markets and rising interest rates like we are currently experiencing could affect our ability to access the capital markets at a time when we desire, or need, to do so which could have an impact on our flexibility to pursue additional expansion opportunities and maintain our desired level of revenue growth in the future.
Our efforts to mitigate the risks associated with these adverse conditions may not be successful and our business and growth could be adversely affected.
The open-source structure of the Ethereum and Bitcoin network protocols means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Ethereum network and an investment in us.
The Ethereum and Bitcoin networks, for example, operate based on an open-source protocol maintained by contributors. As open-source projects, Ethereum and Bitcoin are not represented by an official organization or authority. As the network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the network protocols. The lack of guaranteed financial incentive for contributors to maintain or develop the networks and the lack of guaranteed resources to adequately address emerging issues with the networks may reduce incentives to address the issues adequately or in a timely manner. Changes to a cryptoasset network which our customers are mining on may adversely affect our customers’ business our co-hosting operations and an investment in us.
We may face risks of Internet disruptions, which could have an adverse effect on the price of Bitcoin, Ether and other cryptoassets.
A disruption of the Internet may affect the use of Bitcoin, Ether and other cryptoassets, our ability to provide co-hosting services and subsequently the value of our common stock. Generally, Bitcoin, Ether and our customers’ business of mining cryptoassets is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt our ability to provide services and a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptoassets, our customers’ ability to mine them, demand for our co-hosting services and our ability to perform our obligations under our contracts with our co-hosting customers.
There are risks related to technological obsolescence, the vulnerability of the global supply chain to cryptoasset hardware disruption, and our customers’ difficulty in obtaining new hardware which may have a negative effect on our business.
Our customers’ mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Bitcoin, Ether and other cryptoassets are lower than the price of the Bitcoin, Ether and/or other cryptoassets. As our customers’ mining equipment operates, it experiences ordinary wear and tear and general hardware breakdown and may also face more significant malfunctions caused by a number of extraneous factors beyond our or their control. The physical degradation of their miners will require them to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, they may be required to acquire newer models of miners to remain competitive in the market. The cost and availability of new machines is unpredictable. As a result, at times, they may obtain miners and other hardware from third parties at premium prices, to the extent they are available. In order to keep pace with technological advances and competition from other mining companies, it will be necessary to purchase new miners, which will eventually need to be repaired or replaced along with other equipment from time to time to stay competitive. This upgrading process requires substantial capital investment, and our customers may face challenges in doing so on a timely and cost-effective basis.

The global supply chain for mining equipment is presently constrained due to unprecedented demand coupled with a global semiconductor shortage, with a significant portion of available miners being acquired by companies with substantial resources. Prices for both new and older models of miners have been on the rise and these supply constraints are expected to continue for the foreseeable future. China, a major supplier of cryptoasset miners, has seen a production slowdown as a result of COVID-19. Should similar outbreaks or other disruptions to the China-based global supply chain for hardware occur, our customers may not be able to obtain adequate replacement parts for their existing miners or to obtain additional miners on a timely basis, if at all, or they may only be able to acquire miners at premium prices. Such events could have a material adverse effect on the our customers’ business and operations.
If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any cryptoasset network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any cryptoasset network, including the Ethereum network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new cryptoassets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own cryptoassets (i.e., spend the same cryptoassets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the cryptoasset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect our customers’ business, our co-hosting operations, our business and an investment in us.
The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of cryptoasset transactions. To the extent that the cryptoassets ecosystems do not act to ensure greater decentralization of cryptoasset mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any cryptoasset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact our customers’ business, our co-hosting operations, our business and an investment in us.
Risks Related to Our Securities
Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect your ability to, and the price at which you could, sell our common stock.
The trading price of our common stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in our securities:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•relative success of our competitors;
•our operating results failing to meet the expectations of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us and the market for our co-hosting facilities;
•operating and stock price performance of other companies that investors deem comparable to us;
•our ability to continue to expand our operations;
•changes in laws and regulations affecting our business or our industry;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the borrowing of additional debt;

•the volume of shares of our common stock available for public sale pursuant to an effective registration statement or exemption from registration requirements;
•any major change in our Board or management;
•sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
•general economic and political conditions such as recessions, interest rates, international currency and crypto currency fluctuations and acts of war or terrorism;
•securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock; and
•failure to meet certain Nasdaq conditions to maintain our listing status.
Broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.
The trading prices and valuations of these stocks, and of our common stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
We may not be able to maintain the listing of our common stock on Nasdaq, which may adversely affect the flexibility of holders of our common stock to resell their securities in the secondary market.
Our common stock is presently listed on Nasdaq, which requires us to meet certain conditions to maintain our listing status. If the Company is unable to meet the continued listing criteria of Nasdaq and our common stock became delisted, trading of our common stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform.
We cannot assure you that we will meet the criteria for continued listing, in which case our common stock could become delisted. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, our common stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our common stock to continue to be listed on the Nasdaq could adversely impact the market price for our common stock and our other securities, and we could face a lengthy process to re-list our common stock, if we are able to re-list our common stock.
We are a public reporting company. There are ongoing costs in maintaining compliance with being a public reporting company and our management will spend a significant amount of time ensuring such compliance. If we are unable to maintain compliance with our public reporting company obligations, our common stock may be delisted and we may be unable to re-list our common stock on another national stock exchange or quotation system.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, its trading price and volume could decline.
We expect the trading market for our common stock to be influenced by the research and reports that industry or securities analysts publish about us, our business or our industry. As a new public company, we have only minimal research coverage by securities and industry analysts. If we do not expand securities or industry analyst coverage, or if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and our common stock to be less liquid. Moreover, if one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, or if our results of operations do not meet their expectations, our stock price could decline.

We do not expect to declare or pay dividends in the foreseeable future, which may limit the return our shareholders realize on their investment.
We do not expect to declare or pay dividends in the foreseeable future, as we currently intend to retain any future earnings to finance the development and expansion of our business. Therefore, holders of our common stock may not receive any return on their investment in our common stock unless and until the value of such common stock increases and they are able to sell such shares of common stock, and there is no assurance that any of the foregoing will occur. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.
We have issued and may in the future issue new shares of our common stock, which has a dilutive effect on our stockholders.
We have primarily financed our strategic growth through our at-the-market (“ATM”) offerings and issuances of our common stock. Our ATM offerings allow us to raise capital as needed by tapping into the existing trading market for our shares by selling newly issued shares into the market depending on prevailing market prices. On June 27, 2023, the Company began issuing and selling shares of our common stock under an ATM sale agreement, with Craig-Hallum Capital Group LLC, pursuant to which the Company may sell up to $125 million in shares of our common stock, par value $0.001 per share. The Company sold approximately 7.9 million shares under the ATM. Our efforts to raise capital is for the purpose of executing on development plans and strategic growth opportunities as they arise; however, holders of our common stock may experience dilution as a result of our sales of newly issued shares of our common stock in such ATM offerings.
In addition, our Board and stockholders have approved an employee incentive plan and a non-employee director incentive plan. We have reserved 18,000,897 shares of our common stock for future issuance under our plans. In January 2022, we also granted an aggregate of 1,791,666 restricted stock units (“RSUs”) to three consultants, consisting of 125,000 RSUs to Roland Davidson, who acts as our Executive Vice President of Engineering, 416,666 RSUs to Nick Phillips, our Executive Vice President of Hosting and Public Affairs, and 1,250,000 RSUs to Etienne Snyman, who acts as our Executive Vice President of Power. Subsequently, Mr. Phillips’ 416,666 RSUs were terminated and Mr. Phillips was hired as an employee receiving awards under our employee incentive plan. Vesting of these RSUs as well as future issuances under our plans would also result in dilution of current stockholders’ relative ownership of us.
Also in January 2022, we and Antpool Capital Asset Investment L.P. (“Antpool”) entered into a Limited Liability Company Agreement of 1.21 Gigawatts, LLC (“1.21 Gigawatts”) pursuant to which we and Antpool own 80% and 20%, respectively, of 1.21 Gigawatts. Antpool’s 20% ownership interest in 1.21 Gigawatts is convertible by it at any time into a number of shares of our common stock equal to Antpool’s capital contribution in connection with the acquisition of such interests divided by $7.50. Antpool’s potential ownership of our common stock is dependent on its capital contributions to 1.21 Gigawatts which in turn is dependent on which projects are approved by us and Antpool and the costs associated therewith. Accordingly, we cannot predict the amount of Antpool’s potential ownership of our common stock or the potential dilutive effective of such ownership on our stockholders.
We may also issue other securities that are convertible into or exercisable for equity in our company in connection with hiring or retaining employees or consultants, future acquisitions or future sales of our securities.
Provisions in our Articles (as defined below), our Bylaws (as defined below), and Nevada law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.
Provisions contained in our Second Amended and Restated Articles of Incorporation (the “Articles”) and our Third Amended and Restated Bylaws (the “Bylaws”) could make it more difficult for a third party to acquire us if we have become a publicly traded company. Provisions of our Articles and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Articles authorize our Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our Bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings.

For a more complete understanding of these provisions, please refer to the Nevada Revised Statutes and our Articles and Bylaws filed with the SEC. Though we are not currently, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the corporation.
In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless our Board approves the combination in advance or thereafter by both the Board and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board.
Substantial blocks of our common stock may be sold into the market as a result of the Prepaid Advance Agreements and the Sales Agreement (as defined below).
The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.
On March 27, 2024, we entered into a Prepaid Advance Agreement (the “PPA”) with YA Fund. In accordance with the terms of the PPA, on March 27, 2024, YA Fund agreed to advance to us up to $50 million, pursuant to two unsecured promissory notes (the “Initial YA Notes”). In addition, on May 24, 2024, we entered into another Prepaid Advance Agreement with YA Fund (collectively with the PPA, the “Prepaid Advance Agreements”), pursuant to which we issued an unsecured promissory note to YA Fund to advance up to $42.1 million (collectively with the Initial YA Notes, the “YA Notes”). The aggregate principal amount outstanding under the YA Notes as of the date of this report is $60.1 million. The YA Notes are convertible into shares of our common stock (the “YA Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered for resale (i) up to 23,585,000 shares underlying the convertible note issued by us to YA Fund on March 27, 2024, of which 7,413,950 have been issued and are outstanding, and (ii) up to 20,000,000 shares underlying the convertible note issued by us to YA Fund on May 24, 2024, of which 1,547,348 have been issued and are outstanding.
On July 9, 2024, we entered into a Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC (the “Sales Agreement”). Up to $125,000,000 of shares of our common stock may be issued if and when sold pursuant to the Sales Agreement. Such shares of common stock are registered pursuant to a prospectus supplement that forms a part of that certain registration statement on Form

S-3, Reg. No. 333-279155. Assuming a public offering price of $6.77 per share, which was the closing price of our common stock on Nasdaq on July 3, 2024, 18,463,811 shares of our common stock would be issued and sold under the Sales Agreement. The actual number of shares issued will vary depending on the prices at which the shares of our common stock are sold from time.
Any issuances of shares of our common stock pursuant to the Prepaid Advance Agreements, YA Notes or the Sales Agreement will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
We do not have the right to control the timing and amount of the issuance of our shares of common stock to YA Fund under the Prepaid Advance Agreements and the YA Notes, and accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the PPA at any one time or in total.
We do not have the right to control the timing and amount of any issuances of our shares of common stock to YA Fund under the Prepaid Advance Agreements and the YA Notes. Sales of our common stock, if any, to YA Fund under the Prepaid Advance Agreements and the YA Notes will depend upon market conditions and other factors, and the discretion of YA Fund. In addition, because the purchase price per share to be paid by YA Fund for the shares of our common stock that we may issue to YA Fund under the Prepaid Advance Agreements and the YA Notes, if any, will fluctuate based on the market prices of our common stock, it is not possible for us to predict, as of the date hereof and prior to any such conversion date, the conversion price per share at which YA Fund will convert any portion of the outstanding balance under the YA Notes and consequently the number of shares of our common stock that we will issue to YA Fund under the Prepaid Advance Agreements and the YA Notes in any such conversion. Furthermore, we have filed resale registration statements to register the resale by YA Fund of any shares of our common stock that it receives upon conversion. The resale by YA Fund of a significant amount of shares of our common stock at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.
The rights of holders of our Series E Preferred Stock rank senior to the rights of the holders of our common stock.
Although we may opt to redeem our Series E Preferred Stock with shares of our common stock in our sole and absolute discretion, the rights of the holders of shares of Series E Preferred Stock while such shares remain outstanding rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Series E Preferred Stock for all past dividend periods have been paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of our Series E Preferred Stock are entitled to receive a liquidation preference of the stated value per share of $25, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to the Series E Preferred Stock.
Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 19, 2024	By:	/s/ David Rench
	Name:	David Rench
	Title:	Chief Financial Officer